      As filed with the Securities and Exchange Commission on June 23, 2003
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         PEREGRINE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                95-3698422
---------------------------                                  -------------------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

14272 FRANKLIN AVENUE, SUITE 100, TUSTIN, CALIFORNIA              92780-7017
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                      2002 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full title of the plan)

           Paul J. Lytle, Chief Financial Officer, Corporate Secretary
                         Peregrine Pharmaceuticals, Inc

         14272 FRANKLIN AVENUE, SUITE 100, TUSTIN, CALIFORNIA 92780-7017
         ---------------------------------------------------------------
                     (Name and address of agent for service)

                                 (714) 508-6000
                                 --------------
         (Telephone number, including area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE
======================== ==================== ==================== ========================== ======================

                                               Proposed maximum        Proposed maximum
Title of securities to      Amount to be      offering price per      aggregate offering            Amount of
     be registered          registered(1)           unit(2)                price(2)             registration fee
------------------------ -------------------- -------------------- -------------------------- ----------------------
   Common Stock,          3,000,000 shares           $1.44                $4,320,000                 $349.49
   $0.001 par value
======================== ==================== ==================== ========================== ======================
(1)      This registration statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified
         Stock Option Plan in the event of any future stock split, stock dividend or similar adjustment of Peregrine's outstanding common stock.
(2)      Pursuant to Rule 457(c) and (h), the proposed offering price and registration fee have been calculated on the basis of the average of the bid and asked prices for the common stock on The Nasdaq SmallCap
         Market on June 23, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended April 30, 2002 and amended on a Form 10-K/A Amendment No. 2, as filed with the Commission on March 21, 2003, under Section 13(a) of the Securities Exchange Act of 1934;

         2.       Quarterly Reports on Form 10-Q for the quarters ended:

                  (i) July 31, 2002, filed with the Commission on September 16, 2002;

                  (ii) October 31, 2002, filed with the Commission on December 16, 2002; and

                  (iii) January 31, 2003, filed with the Commission on March 17, 2003;

         3. Current Report on Form 8-K, filed with the Commission on August 22, 2002;

         4. Current Report on Form 8-K, filed with the Commission on June 10, 2003;

         5. Definitive Proxy Statement with respect to the Annual Meeting of Stockholders held on October 22, 2002, as filed with the Commission on August 28, 2002; and

         6. The description of our common stock contained in our Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Our common stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties, and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. We have liability insurance for our directors and officers.

         In addition, our Certificate of Incorporation provides that, under Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Provisions of our Bylaws require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to our best interests) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. We believe that our Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         We have in place a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures our directors and officers against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses us for amounts, which we lawfully indemnifies or is required or permitted by law to indemnify its directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         See Exhibit Index appearing at sequentially numbered page 6.


ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
                  (b) if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on June 20, 2003.

PEREGRINE PHARMACEUTICALS, INC.


By: /S/ STEVEN W. KING
    ----------------------------------------
    Steven W. King,
    President and Chief Executive Officer,



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Steven W. King and Paul J. Lytle, and each of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the Offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                    DATE
---------                                   -----                                    ----

/S/ STEVEN W. KING                          President and Chief Executive            June 20, 2003
--------------------------------            Officer
Steven W. King


/S/ PAUL J. LYTLE                           Chief Financial Officer and              June 20, 2003
--------------------------------            Corporate Secretary
Paul J. Lytle


/S/ EDWARD J. LEGERE                        Director                                 June 20, 2003
-------------------------------
Edward J. Legere


/S/ CARLTON M. JOHNSON                      Director                                 June 20, 2003
--------------------------------
Carlton M. Johnson


/S/ ERIC S. SWARTZ                          Director                                 June 20, 2003
--------------------------------
Eric S. Swartz


/S/ CLIVE  R. TAYLOR                        Director                                 June 20, 2003
--------------------------------
Clive R. Taylor, M.D., Ph.D.


                                            EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER        DESCRIPTION                                              PAGE NO.
------        -----------                                              --------

   4.17       Peregrine Pharmaceuticals, Inc. 2002 Non-Qualified
                 Stock Option Plan                                        7

   4.18       Form of Non-Qualified Stock Option Agreement               19

    5.1       Opinion of Falk, Shaff & Ziebell, LLP.                     26

   23.1       Consent of Ernst & Young, LLP                              28

   23.2       Consent of Falk, Shaff & Ziebell, LLP                      26
              (included in Exhibit 5.1).

   24.1       Power of Attorney (included on the Signature Page).         5